    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 1998



                                                      REGISTRATION NO. 333-44213

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         UNIVISION COMMUNICATIONS INC.

             (Exact name of registrant as specified in its charter)

             DELAWARE                            4830                    95-4398884
 (State or other jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
  incorporation or organization)     Classification Code Number)    Identification No.)

                      1999 AVENUE OF THE STARS, SUITE 3050
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 556-7676

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ROBERT V. CAHILL
                                   SECRETARY
                         UNIVISION COMMUNICATIONS INC.
                      1999 AVENUE OF THE STARS, SUITE 3050
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 556-7676

          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

       KENDALL R. BISHOP, ESQ.                   BRYANT B. EDWARDS, ESQ.
        O'Melveny & Myers LLP                        Latham & Watkins
       1999 Avenue of the Stars                   633 West Fifth Street
              Suite 700                                 Suite 4000
    Los Angeles, California 90067             Los Angeles, California 90071
            (310) 246-6780                            (213) 485-1234

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS



 EXHIBIT
   NO.     DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
  1        Form of Underwriting Agreement

 *3.1      Restated Certificate of Incorporation of the Company

 *3.1a     Certificate of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred Stock of
             the Company

 *3.1b     Certificate of Amendment of Restated Certificate of Incorporation of the Company

 *3.2      Amended and Restated Bylaws of the Company

 *5        Opinion of O'Melveny & Myers LLP, legal counsel for the Company

*11.1      Computation of Historical Primary and Fully Diluted Earnings Per Share

*23.1      Consent of Arthur Andersen LLP, independent accountants of the Company

*23.2      Consent of O'Melveny & Myers LLP, legal counsel for the Company (included in Exhibit 5)

*24        Power of Attorney (contained in Part II of the Registration Statement)


------------------------


*   Previously filed.


    (a) FINANCIAL STATEMENT SCHEDULES.


    All schedules are omitted because they are not required, are not applicable, or the information is incorporated by reference.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, County of Los Angeles, State of California, on the 26th day of January, 1998.



                                UNIVISION COMMUNICATIONS INC.

                                By:             /s/ GEORGE W. BLANK
                                     -----------------------------------------
                                                  George W. Blank
                                         EXECUTIVE VICE PRESIDENT AND CHIEF
                                       EXECUTIVE OFFICER, IN HIS CAPACITY AS
                                       CHIEF FINANCIAL OFFICER AND PRINCIPAL
                                                 ACCOUNTING OFFICER




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board and    January 26, 1998
     A. Jerrold Perenchio         Chief Executive Officer

                                Executive Vice President
                                  and Chief Financial
     /s/ GEORGE W. BLANK          Officer, in his
------------------------------    capacities as chief        January 26, 1998
       George W. Blank            financial officer and
                                  principal accounting
                                  officer

              *
------------------------------  President, Chief Operating   January 26, 1998
        Henry Cisneros            Officer and Director

              *
------------------------------  Director                     January 26, 1998
       Gustavo Cisneros

              *
------------------------------  Director                     January 26, 1998
         Lawrence Dam

              *
------------------------------  Director                     January 26, 1998
         Harold Gaba

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                     January 26, 1998
          Alan Horn

              *
------------------------------  Director                     January 26, 1998
        John Perenchio

              *
------------------------------  Director                     January 26, 1998
        Ray Rodriguez



    * The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to Registration Statement pursuant to the Power of Attorney executed by the above-named officers and Directors and filed with the Securities and Exchange Commission on behalf of such officers and Directors.



*        /s/ GEORGE W. BLANK
      -------------------------
           George W. Blank
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


EXHIBITS
---------
  1        Form of Underwriting Agreement

 *3.1      Restated Certificate of Incorporation of the Company

 *3.1a     Certificate of Designation, Preferences and Rights of Series A Cumulative Convertible Preferred
             Stock of the Company

 *3.1b     Certificate of Amendment of Restated Certificate of Incorporation of the Company

 *3.2      Amended and Restated Bylaws of the Company

 *5        Opinion of O'Melveny & Myers LLP, legal counsel for the Company

*11.1      Computation of Historical Primary and Fully Diluted Earnings Per Share

*23.1      Consent of Arthur Andersen LLP, independent accountants of the Company

*23.2      Consent of O'Melveny & Myers LLP, legal counsel for the Company (included in Exhibit 5)

*24        Power of Attorney (contained in Part II of the Registration Statement)


------------------------


*   Previously filed.